EXHIBIT 10.2

RESTRICTED STOCK AWARD AGREEMENT

(NEOs)

This Award Agreement (this “Agreement”) is made effective as of                                by and between Alteva, Inc., a New York corporation (the “Company”), and                          (the “Participant”).  This Agreement is made pursuant to the Alteva 2008 Long-Term Incentive Plan (the “Plan”).  The purpose of this Agreement is to establish a written agreement evidencing a Restricted Stock Award granted pursuant to the Plan.  All of the terms and conditions of the Plan are fully incorporated herein by reference.  Unless the context clearly indicates otherwise, defined terms used in this Agreement shall have the meanings given to such terms in the Plan.  The term “Shares” shall refer to shares of the common stock, par value $0.01 per share, of the Company.

Section 1.              Restricted Stock Award.

(a)           Grant of Restricted Stock Award.  The Company hereby grants to the Participant a Restricted Stock Award of                Shares under the terms and conditions of this Agreement and the Plan.

(b)           Lapse of Restrictions.  The restrictions on transfer set forth in Section 1(c) shall lapse and the Shares represented by this Agreement shall vest as follows:

(i)            one-third of the Shares subject to the Restricted Stock Award upon the date that is one year from the date of this Agreement if the Participant continues to be employed by the Company on such date;

(ii)           an additional one-third of the Shares subject to the Restricted Stock Award upon the date that is two years from the date of this Agreement if the Participant continues to be employed by the Company on such date; and

(iii)          the remaining one-third of the Shares subject to the Restricted Stock Award upon the date that is three years from the date of this Agreement if the Participant continues to be employed by the Company on such date.

In the event of the Participant’s death or the termination of the Participant’s employment or service to the Corporation or any Affiliate prior to the complete lapse of the restrictions on the Shares, the unvested portion of the Shares shall be forfeited as of the date of the Participant’s death or such termination.

Notwithstanding anything else in this Agreement or the Plan to the contrary, the restrictions on transfer set forth in Section 1(c) shall lapse and the Shares represented by this Agreement shall vest immediately prior to and contingent upon the occurrence of a Change in Control (as defined in the Plan) (regardless of whether or not the Participant remains employed by the Company after the Change in Control); provided that Participant is employed by the Company immediately prior to such Change in Control.

(c)           Restrictions on Transfer.  Until the restrictions on transfer of the Shares  lapse as provided in Section 1(b), or as otherwise provided in the Plan, no transfer of the Shares or any of the Participant’s rights with respect to the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, upon any attempt to transfer the Shares or any rights with respect to the Shares before the lapse of such restrictions, such Shares, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

Section 2.              Tax Withholding.  The Participant shall pay to the Company promptly upon request, and in any event at the time that the Participant recognizes taxable income in respect to the Restricted Stock Award, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Award.  The payment of such withholding taxes  to the Company may be made by one of the following methods:  (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by the Company withholding such taxes from any other compensation owed to the Participant by the Company; or (iii) by the Participant directing the Company to retain the number of shares equivalent to the withholding amount.  Fractional Shares shall be settled in cash.

Section 3.              Issuance of Shares.  This Restricted Stock Award initially will be evidenced by book-entry registration only, without the issuance of a certificate representing such Shares.  The Company shall, provided that the conditions to the lapse of restrictions specified in Section 1(b) are satisfied, issue as promptly as practicable following each Vesting Period, a certificate or certificates representing the portion of the vested Shares for which a certificate or certificates have not been previously issued.

Section 4.              Miscellaneous.

(a)           Rights as a Shareholder.  Prior to the lapse of restrictions specified in Section 1(b), the Participant shall have all of the other rights of a shareholder with respect to the Shares so awarded, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such Shares from time to time and the right to vote (in person or by proxy) such Shares at any meeting of shareholders of the Company.

(b)           No Right to Continued Employment.  The Participant’s right, if any, to continue to serve the Company or any Affiliate as an Employee or otherwise will not be enlarged or otherwise affected by this Agreement.  This Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s employment at any time.

(c)           Amendment.  The Company may alter, amend or terminate the Restricted Stock Award only with the Participant’s consent, except as otherwise expressly provided by the Plan or this Agreement.

(d)           Notices.  All notices and other communications required or permitted under this Agreement shall be written and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows:  (i) if to the Company, to the Company’s corporate office at Alteva, Attention: Corporate Secretary, 401 Market Street, Philadelphia, PA 19106; and (ii) if to the Participant or his or her successor, to the address last furnished by such person to the Company.  Each such notice and other communication delivered personally shall be deemed to have been given when delivered.  Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer-back is received.  A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 4(d).

(e)           Interpretation.  This Agreement is subject to and controlled by the Plan.  Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.  This Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them.  Modification of this Agreement or waiver of a provision hereof must be written and signed by the party to be bound.  In the event that any provision of this Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.  As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context.  Unless the context otherwise requires, references herein to a “Section” means a Section of this Agreement.  Section headings contained herein are for convenience only and shall not alter any of the parties’ respective rights or obligations hereunder.

(f)            Section 409A.  This Agreement and the grant of the Restricted Stock Award hereunder are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other official guidance issued thereunder, and this Agreement and the Restricted Stock Award shall be administered and interpreted in a manner that is consistent with such intention.

(g)           Governing Law.  This Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

(h)           Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.  Facsimile signatures shall have the effect of actual signatures for purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first set forth above.

ALTEVA, INC.

By:
Name:
Title:

Participant

Name:

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